SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
                                December 16, 2004


                                MINERA ANDES INC.
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             (Exact name of registrant as specified in its charter)


                                 ALBERTA, CANADA
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                 (State or other jurisdiction of incorporation)



           000-22731                                                None
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      (Commission File No.)                                  (IRS Employer ID)


                         111 East Magnesium Rd., Ste. A
                            Spokane, Washington 99208
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              (Address of principal executive offices and Zip Code)


                                 (509) 921-7322
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              (Registrant's telephone number, including area code)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


On December 16, 2004, the Corporation announced that it has closed on the US$2 million first tranche of the US$4 million loan facility from Macquarie Bank Limited ("Macquarie"). This facility is being provided in two tranches for funding of the Corporation's 49% portion of the costs of completing a bankable feasibility study and related development work for the San Jose/Huevos Verdes silver/gold project in Argentina. Macquarie is an international banking group active in providing project financing to the mining sector.

Macquarie has advanced US$1 million of the first US$2 million tranche and the balance of US$1 million will be available to the Corporation on fulfillment of certain outstanding conditions precedent relating to security and similar matters. This first tranche of US$2 million is available for up to two-years from draw-down. The second tranche of the facility, being an additional US$2 million, is to be provided prior to June 30, 2005, subject to achievement of positive exploration and development at Huevos Verdes to the satisfaction of Macquarie, regulatory approvals, and completion of documentation.

The commercial terms of the loan include a facility fee of 1.5% of the principal amount of the initial tranche and an interest rate of Libor plus 2% p.a., currently totalling approx 4.1% p.a. In addition, a success fee of US$20,000, being one percent of the principal amount of the first tranche, is payable to Xystus Limited for assisting with the structuring and negotiation of the loan facility.

In connection with the first tranche of the facility, the Corporation has issued share purchase warrants to Macquarie to acquire 2,738,700 Common Shares of the Corporation at an exercise price of Cdn$0.91 per share. The warrants exercise price was calculated at a 20 percent premium to the volume weighted average of the Corporation's common stock determined from the ten business days prior to acceptance of this offer. Each warrant is to be exercisable for two years and will expire on December 15, 2006. Additional share purchase warrants will be issueable to Macquarie in regard to the second tranche of US$2.0 million, on terms calculated in a similar manner at that time, upon fulfillment of conditions precedent for that tranche and appropriate regulatory approvals.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
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99.1              News Release



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     DATED: December 17, 2004


                                   MINERA ANDES INC.


                                   By: /s/ Allen V. Ambrose
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                                           Allen V. Ambrose, President